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                       SECURITIES AND EXCHANGE COMMISSION

                            WASHINGTON, D.C.  20549

                                    FORM 8-K

                                 CURRENT REPORT
                        PURSUANT TO SECTION 13 OR 15(d)
                     OF THE SECURITIES EXCHANGE ACT OF 1934



                                  March 26, 1997
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                       (Date of earliest event reported)


                             CitiSave Financial Corporation
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             (Exact name of registrant as specified in its charter)


Louisiana                             0-13824                        72-1289214
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(State or other jurisdiction  (Commission  File Number)           (IRS Employer
of incorporation)                                            Identification No.)



665 Florida Street, Baton Rouge, Louisiana                             70801
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(Address of principal executive offices)                            (Zip Code)



                                  (504)383-4102
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              (Registrant's telephone number, including area code)


                                  Not Applicable
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         (Former name or former address, if changed since last report)



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ITEM 5. OTHER EVENTS

     On March 26, 1997, CitiSave Financial Corporation, a Louisiana corporation ("CitiSave"), and Citizens Savings Association, F.A., a federally chartered savings and loan association and wholly owned subsidiary of CitiSave ("Citizens"), entered into an Agreement and Plan of Merger ("Agreement") by and among Deposit Guaranty Corp. ("DGC"), CSF Acquisition Corp., a Louisiana corporation and wholly owned subsidiary of DGC ("CSF Acquisition"), CitiSave and Citizens, which provides for DGC's acquisition of all of the issued and outstanding common stock, par value $.01 per share, of CitiSave (the "CitiSave Common Stock"). Under the terms of the Agreement, CSF Acquisition shall be merged with and into CitiSave (the "Merger") and CitiSave shall be the surviving corporation. As a result of the Merger, CitiSave will become a wholly owned subsidiary of DGC.

     Pursuant to the Agreement, upon the effective date of the Merger ("Effective Date"), each share of CitiSave Common Stock, other than those as to which CitiSave stockholders properly perfect their dissenters' rights under Louisiana law (if available), will be converted into the right to receive from DGC $20.50 in cash (the "Merger Price"). In addition, pursuant to the Agreement, at or immediately prior to the Effective Date, each outstanding option to purchase CitiSave Common Stock issued by CitiSave ("CitiSave Option") shall be cancelled, and each holder of any such CitiSave Option, whether or not then vested or exercisable, shall be entitled to receive from CitiSave at the Effective Date for each CitiSave Option an amount determined by multiplying (i) the excess of the Merger Price over the applicable exercise price per share of the stock option by (ii) the number of shares of CitiSave Common Stock subject to such CitiSave Option, subject to the execution by any such holder of instruments of cancellation as DGC may reasonably deem appropriate.

     Consummation of the Merger is subject to the prior receipt of all necessary regulatory or governmental approvals and consents, the necessary approval of stockholders of CitiSave at a meeting to be called, and certain closing conditions. The Agreement, including Exhibit A thereto, is attached hereto as an exhibit and incorporated herein by reference and made a part hereof to the same extent as if set forth herein in full. The above summary does not purport to be complete and is subject to and qualified in its entirety by reference to the Agreement and the exhibit thereto.





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ITEM 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

       (a)   Not applicable.

       (b)   Not applicable.

       (c)   Exhibits:

              2 Agreement and Plan of Merger by and among Deposit Guaranty Corp., CSF Acquisition Corp., CitiSave Financial Corporation and Citizens Savings Association, F.A., dated March 26, 1997

             99    Press Release, dated March 26, 1997





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                                   SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                          CITISAVE FINANCIAL CORPORATION



Date:  April 2, 1997          By:   /s/ Lee F. Nettles
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                                            Lee F. Nettles, Chairman, President
                                              and Chief Executive Officer





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